UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2019

THEMAVEN, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-600-2765

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into Material Definitive Agreement.

On October 7, 2019, TheMaven, Inc., ( “Maven”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with several accredited investors (the “Investors”), pursuant to which it sold an aggregate of 20,000 shares of Series J Convertible Preferred Stock, par value $0.01 per share (the “Series J Preferred Stock”), at a stated value of $1,000 (the “Stated Value”). The Series J Preferred Stock is initially convertible into 28,571,428 shares of Maven’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion rate equal to the Stated Value divided by the conversion price of $0.70. The aggregate gross proceeds were $20 million, of which $5 million was a partial pre-payment of principal and accrued interest on the pre-paid principal due under that 12% Second Amended and Restated Promissory Note, due June 14, 2022, held by BRF Finance Co. LLC.

The number of shares issuable upon conversion of the Series J Preferred Stock will be adjusted in the event of stock splits, stock dividends, combinations of shares and similar transactions. All of the shares of Series J Preferred Stock convert automatically into shares of Common Stock on the date an amendment to Maven’s Certificate of Incorporation is filed and accepted with the State of Delaware that increases the number of authorized shares of Common Stock to at least a number permitting all the Series J Preferred Stock, and all of Maven’s Series I Convertible Preferred Stock and Series H Convertible Preferred Stock, to be converted in full.

B. Riley FBR, Inc., a full service investment bank and wholly-owned subsidiary of B. Riley Financial, Inc. (“B. Riley”) acted as placement agent for the financing and earned a fee of $525,240 in consideration for its services plus $43,043 in reimbursement of legal fees and other transaction costs. Maven intends to use the net cash proceeds of approximately $14.4 million from the financing for working capital and other general corporate purposes.

Additionally, pursuant to a Registration Rights Agreement (“Registration Rights Agreement”) entered into in connection with the Securities Purchase Agreement, Maven agreed to register the shares issuable upon conversion of the Series J Preferred Stock for resale by the Investors. Maven has committed to file the registration statement by no later than the 30th calendar day following the date Maven files its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2018, (b) all its required Quarterly Reports on Form 10-Q since the quarter ended September 30, 2018, through the quarter ended September 30, 2019, and (c) Current Reports on Form 8-K in connection with the acquisitions of The Street, Inc., Say Media, Inc. and HubPages, Inc., and its license with ABG-SI LLC, with the Securities and Exchange Commission, but in no event later than March 31, 2020 (the “Filing Date”). Maven has also committed to cause the registration statement to become effective by no later than 90 days after the Filing Date (or, in the event of a full review by the staff of the Securities and Exchange Commission, 120 days following the Filing Date). The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by such Investor pursuant to the Purchase Agreement.

The foregoing is only a brief description of the respective material terms of the Securities Purchase Agreement and the Registration Rights Agreement and is qualified in its entirety by reference to the form of Securities Purchase Agreement and the Registration Rights Agreement that are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 — Unregistered Sales of Equity Securities

The information required by this item is incorporated by reference from Item 1.01 hereof.

The securities sold in this financing have not been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption under Section 4(a)(2) of the Act and Regulation D promulgated thereunder for transactions of an issuer not involving a public offering, and may not be offered or sold in the United States absent registration under the Act or an exemption from such registration requirements.

Item 7.01 — Regulation FD Disclosure.

Attached as Exhibit 99.1 and incorporated by reference into this Item 7.01 is a presentation of Maven, which is being used by the management of Maven at meetings describing the Company.

The information contained in Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of October 7, 2019, among TheMaven, Inc. and each of the several purchasers signatory thereto

10.2	Form of Registration Rights Agreement, dated as of October 7, 2019, among TheMaven, Inc. and each of the several purchasers signatory thereto

99.1	TheMaven, Inc. Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: October 11, 2019	By:	/s/ Doug Smith
	Name:	Doug Smith
	Title:	Chief Financial Officer